UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012

EMTEC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Diamond Road
Springfield, New Jersey 07081
(Address of principal executive offices)

(973) 376-4242
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement.

On May 21, 2012, Emtec, Inc. (the “Company”) entered into an amended and restated employment agreement with Mr. Gregory P. Chandler (the “Employment Agreement”).  The term of the Employment Agreement commenced on May 21, 2012 and expires on May 21, 2014 (unless terminated earlier).  Beginning on May 21, 2014 and each one-year anniversary thereof, the term of the Employment Agreement will automatically renew for an additional one year period, unless terminated earlier or unless either party provides the other with advance written notice of non-renewal.  In the event that Mr. Chandler does not provide the required notice of non-renewal (or in the event that he does not provide the required advanced notice of his termination of employment without good reason), Mr. Chandler will forfeit one-half of his then vested stock appreciation rights.

Pursuant to the Employment Agreement, Mr. Chandler will continue to serve as the Chief Financial Officer of the Company (and in such other executive offices or positions with the Company and its subsidiaries as may be determined by the Board) and will report directly to the Company’s Chief Executive Officer.  Mr. Chandler’s annual base salary will be at the rate of $325,000 (retroactive to September 1, 2011), and will be subject to increase at the discretion of the Compensation Committee of the Board (the “Committee”).  During the term of the Employment Agreement, Mr. Chandler will be eligible to participate in the Company’s executive bonus plans and shall have a target and maximum bonus opportunity of 50% of base salary and 100% of base salary, respectively.

In the event that Mr. Chandler’s employment is terminated without cause or for good reason, in either case, not within two years following a change in control, or in the event that Mr. Chandler’s employment is terminated due to death or disability, Mr. Chandler is entitled to receive the following payments and benefits:  (i) a pro-rata bonus for the year of termination, based on actual performance; (ii) continued base salary for a period of 12 months (offset by disability insurance payments); (iii) continued COBRA coverage for up to 18 months; and (iv) vesting of certain unvested restricted stock awards.   In the event that Mr. Chandler’s employment is terminated without cause or for good reason, in either case, within two years following a change in control, Mr. Chandler is entitled to receive the same severance benefits as set forth above, except that his pro-rata bonus will be increased to a full maximum bonus and his continued base salary will be paid in a lump sum to the extent permitted by applicable tax laws. The payments and benefits described above are generally subject to Mr. Chandler’s execution and non-revocation of a release of claims.

Pursuant to the terms of the Employment Agreement, Mr. Chandler has agreed to certain restrictions that prevent him from (i) competing against the Company during employment and for one year thereafter, (ii) soliciting any of the Company’s customers, suppliers or employees during employment or for one year thereafter and (iii) disclosing confidential information during or after employment.   In addition, Mr. Chandler and the Company have agreed to refrain from making disparaging statements about the other and certain of their affiliates.

The terms “cause,” “change in control,” “disability” and “good reason” have the meanings set forth in the Employment Agreement, which is attached hereto as Exhibit 10.1.

Stock Appreciation Right Award

On May 21, 2012, the Company granted Mr. Chandler a stock appreciation right award under the Company’s 2006 Amended and Restated Stock-Based Incentive Compensation Plan (the “Plan”) covering 657,542 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), with a per share base price of $1.75 (the “Award”).  The purpose of the Company’s stock appreciation right program, pursuant to which the Award was granted, is to motivate the Company’s management team to substantially increase the value of the Company in a manner that will allow all shareholders to realize such increase in value.  Mr. Chandler’s Award will have no value unless our Common Stock value exceeds $1.75 per share in a liquidity event, which is substantially higher than the trading price of our Common Stock as of the grant date.

Subject to Mr. Chandler’s continued employment with the Company from the grant date through the applicable vesting date, 10% of the Award will become vested on each of August 31, 2012, August 31, 2013, August 31, 2014, August 31, 2015 and August 31, 2016.  The remaining 50% of the Award, as well as any other portion of the Award that is then unvested, will become vested upon the occurrence of a liquidity event if one of the two following conditions is satisfied: (i) Mr. Chandler is employed by the Company on the date of such liquidity event; or (ii) if such liquidity event is a change in control, Mr. Chandler’s employment is terminated without cause or for good reason, in either case, after the date on which a letter of intent relating to the change in control that is binding with respect to exclusivity has been executed and the change in control that is the subject of such letter of intent is consummated within 180 days after the date of such termination of employment.  Notwithstanding the foregoing, in the event that the per share equity value upon the occurrence of a liquidity event is not greater than $1.75, then no portion of the Award shall become vested in connection with such liquidity event and the entire Award (whether or not vested) will be immediately forfeited.  In the event that a liquidity event does not occur on or before August 31, 2017, then the entire Award, whether or not vested, will be immediately forfeited.

To the extent vested, the Award will become exercisable immediately prior to the occurrence of a liquidity event.  Upon the exercise of the Award, Mr. Chandler is entitled to receive a number of shares of Common Stock having a fair market value on the date of exercise equal to the product of (x) the difference between the fair market value of one share of Common Stock on the date of exercise and the base price and (y) the number of shares of Common Stock with respect to which the Award is then being exercised.

In the event of Mr. Chandler’s termination of employment for cause, the entire Award, whether or not vested, will be immediately forfeited.  In the event of Mr. Chandler’s termination of employment for any reason other than for cause, the unvested portion of the Award will generally be immediately forfeited and the vested portion of the Award will remain outstanding and, to the extent not then exercisable, will be eligible to become exercisable upon the occurrence of a liquidity event.

The terms “cause,” “good reason” and “liquidity event” have the meanings set forth in the Award, which is attached hereto as Exhibit 10.2.

The above is a brief summary of the Employment Agreement and the Award and does not purport to be complete.  A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and a copy of the Award is filed as Exhibit 10.2 to this Current Report on Form 8-K.  The content of each such Exhibit is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between the Company and Gregory P. Chandler, dated as of May 21, 2012

10.2	Stock Appreciation Right Award Agreement between the Company and Gregory P. Chandler, dated as of May 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2012

EMTEC, INC.

	By:	/s/ Dinesh R. Desai
Name: Dinesh R. Desai
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1 10.2
Amended and Restated Employment Agreement between the Company and Gregory P. Chandler, dated as of May 21, 2012
Stock Appreciation Right Award Agreement between the Company and Gregory P. Chandler, dated as of May 21, 2012